Common                                                             Common
 Stock                                                              Stock
                                  LOGO TO COME

Number                                                             Shares
                                CATALOG.COM, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

THIS CERTIFICATE IS TRANSFERABLE IN SEE REVERSE FOR CERTAIN DEFINITIONS
KANSAS CITY, MISSOURI OR NEW YORK, NEW YORK                   CUSIP

THIS CERTIFIES THAT






Is the owner of

              FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE OF CATALOG.COM, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of the Certificate properly endorsed or accompanied by a proper assignment. This Certificate shall not be valid unless countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and signatures of its duly authorized officers.

                                     DATED:

                                                  COUNTERSIGNED AND REGISTERED:
PRESIDENT                                         UMB BANK, N.A.
                                                  (KANSAS CITY, MISSOURI)
                                                  TRANSFER AGENT AND REGISTRAR

                                       BY:
                                                  AUTHORIZED SIGNATURE







AMERICAN BANK NOTE COMPANY          PRODUCTION COORDINATOR:
55TH STREET AT SANSOM STREET        BELINDA BECK: 215-764-8619
      PHILADELPHIA, PA 19139        F OF MAY 19, 2000          CATALOG.COM,INC.
                (215)

764-8600                                                         H 66473 back
SALES:  M.GARRETT:   214-823-2700
OPERATOR                                                          eg
/NET/BANKNOTE/HOME 16/CATALOG.COM/H66473                         NEW